UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

NextCure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MESSAGE FROM OUR CHAIRMAN AND OUR CEO
Dear Stockholders:
We are pleased to invite you to join us for the 2025 Annual Meeting of Stockholders of NextCure, Inc., to be held on Friday, June 20, at 3:30 p.m. Eastern Time, virtually over the internet at www.virtualshareholdermeeting.com/NXTC2025, during which time you will be able to vote your shares electronically and submit questions.
At the 2025 Annual Meeting, we will be asking you to elect the three nominees named in the accompanying proxy statement to serve as Class III directors for three-year terms ending in 2028. Beginning on page 8, you will find detailed information about the qualifications of all our director nominees and our continuing directors, who we believe bring a diverse set of strengths and expertise to bear when representing your interests.
Our Board of Directors is committed to governance practices that are appropriately tailored to our business and guiding NextCure toward delivering on our commitment to discovering and developing innovative medicines that treat cancer patients who do not respond to, or who have disease progression on, current therapies, through the use of differentiated mechanisms of action including Antibody-Drug Conjugates (ADCs), antibodies and proteins.
In addition to the election of directors, as discussed beginning on page 27, we are also asking stockholders to ratify our audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
For the first time in 2025, NextCure will be holding advisory votes relating to officer compensation. First, on page 30, we are asking stockholders to approve, on an advisory basis, the compensation paid by NextCure to its named executive officers, commonly known as a “Say-on-Pay” vote.
Then on page 42, we are also asking stockholders to vote to indicate their preference, on an advisory basis, for whether a say on pay vote regarding the compensation paid to Company’s named executive officers should take place every one year, every two years or every three years, commonly known as a “Say-on-Frequency” vote.
Also, as discussed beginning on page 43, we are also asking stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation that would effect a reverse stock split of our common stock if, when, and according to a reverse stock split ratio as determined by our Board of Directors.
Finally, as discussed beginning on page 50, we are also asking stockholders to approve one or more adjournments to the 2025 Annual Meeting to solicit additional proxies, if necessary to obtain passage of the reverse stock split proposal.
On behalf of the Board of Directors and the NextCure team, we would like to thank you for your continued support. We look forward to your participation at the Annual Meeting.
Sincerely,
David Kabakoff, Ph.D.
Chairman of the Board
Michael Richman
President & Chief Executive Officer
April 25, 2025

NextCure, Inc.
9000 Virginia Manor Road, Suite 200
Beltsville, Maryland 20705
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:	June 20, 2025	Record Date:	April 23, 2025
Time:	3:30 p.m. ET	Attendance:	www.virtualshareholdermeeting.com/NXTC2025
To the Stockholders of NextCure, Inc.:
We will hold the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NextCure, Inc. (the “Company,” “NextCure,” “we,” “us,” or “our”) on June 20, 2025 at 3:30 p.m. Eastern Time, as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.virtualshareholdermeeting.com/ NXTC2025 and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials (the “Notice”), on your proxy card (the “Proxy Card”), or in the voting instructions that accompanied the proxy materials (the “Proxy Materials”). Items of business at the Annual Meeting include:

1.
To elect as directors the three nominees named in the accompanying Proxy Statement to a term of three years each, and until their successors have been duly elected and qualified.

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.
To approve, on an advisory basis, the compensation paid by Company to its named executive officers.

4.
To approve, on an advisory basis, whether a vote on the compensation of the Company’s named executive officers should take place every one year, every two years or every three years.

5.
To approve an amendment to our Amended and Restated Certificate of Incorporation that would effect a reverse stock split at a ratio between 1:5 and 1:15, if and when determined by our Board of Directors.

6.
To approve one or more adjournments of the Annual Meeting to solicit additional proxies, if necessary.

The proposed amendment to the Amended and Restated Certificate of Incorporation reflecting the reverse stock split is attached hereto as Appendix A to the accompanying proxy statement (the “Proxy Statement”) and is incorporated herein by reference.
These matters are more fully described in the Proxy Statement. In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of this Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) via the Internet. On April 25, 2025, we commenced mailing the Notice to stockholders (as of the record date), which Notice contains instructions on how to access our Annual Meeting materials and vote via the Internet, by mail or by telephone. The Notice also contains instructions on how to request a paper copy of our Proxy Materials and the 2024 Annual Report. This process allows us to provide our stockholders with the information they need on a timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.
Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
By Order of the Board of Directors,
Michael Richman
President & Chief Executive Officer
April 25, 2025

PROXY STATEMENT SUMMARY
This summary highlights information that is contained elsewhere in this Proxy Statement regarding the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NextCure, Inc. (the “Company,” “NextCure,” “we,” “us,” or “our”). This summary does not include all information necessary to make a voting decision, and you should read this Proxy Statement in its entirety before casting your vote.
NextCure at a Glance

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing innovative medicines that treat cancer patients that do not respond to, or have disease progression on, current therapies, through the use of differentiated mechanisms of actions including Antibody-Drug Conjugates (“ADCs”), antibodies and proteins. We view the immune system holistically and, rather than target one specific immune cell type, we focus on understanding biological pathways, the interactions of cells and the role each interaction plays in an immune response. We are focused on patients who do not respond to current therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. We are committed to discovering and developing therapies that leverage our core strengths in understanding biological pathways and biomarkers, the interactions of cells, including in the tumor microenvironment, and the role each interaction plays in a biologic response.
Business Highlights and Near-Term Milestone: Product Candidates

LNCB74 (B7-H4 antibody drug conjugate): an ADC targeting an immunomodulatory molecule called human B7 homolog 4 protein, or “B7-H4”, which is a protein expressed on multiple tumor types.
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The U.S. Food and Drug Administration accepted an Investigational New Drug (IND) application in December 2024.

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First patient was dosed with LNCB74 in a Phase 1 trial in January 2025

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Completed enrollment of cohort 2, with intention to initiate backfill cohorts in the second half of 2025

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LNCB74 is being advanced under collaboration with LigaChem Biosciences, Inc. (formerly named LegoChem Biosciences, Inc.)

Pre-Clinical Non-Oncology Assets We Intend to Partner
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NC605 is an antibody that targets Siglec-15 and has the potential as a treatment for bone disease. Preclinical data show that NC605 treatment reduced bone loss and enhanced bone quality in mice with osteogenesis imperfecta (“OI”). OI is a rare disorder that results in high bone turnover, abnormal bone formation, bone fragility, and recurrent fractures. NC605 could also have applications in chronic bone diseases such as osteoarthritis and non-union fractures.

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NC181 is a humanized antibody targeting ApoE4 for the treatment of Alzheimer’s disease (“AD”). In preclinical AD animal models, NC181 has demonstrated amyloid clearance, prevention of amyloid deposition, plaque clearance and neuroinflammation reduction. Preclinical studies have demonstrated that it reduces microhemorrhages, improves cerebral vascular function and lowers risk of Amyloid Related Imaging Abnormalities (“ARIA”).

Overview of Proposals to be Presented at the Annual Meeting and Voting Recommendation of Our Board of Directors (the “Board”)

Proposals	Board Vote Recommendation	Page
1. Elect the three Class III director nominees named in this Proxy Statement	FOR each nominee	8
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025	FOR	27
3. Approve, on an advisory basis, the compensation paid by the Company to its named executive officers	FOR	30
4. Approve, on an advisory basis, whether a vote on the compensation of our named executive officers should take place every one year, every two years or every three years	ONE YEAR	42
5. Approve an amendment to our Amended and Restated Certificate of Incorporation that would effect a reverse stock split if, when, and according to a reverse stock split ratio as determined by our Board of Directors	FOR	43
6. Approve one or more adjournments of the Annual Meeting to solicit additional proxies, if necessary	FOR	50
Proposal No. 1: Election of Director Nominees
We are asking you to vote for the election of David Kabakoff, Ph.D., Michael Richman, and Stephen W. Webster as Class III directors, each to serve for a three-year term expiring at our 2028 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
We are asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, our Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.
Proposal No. 3: Advisory Vote to Approve Executive Compensation
We are asking you to vote to approve, on an advisory basis, the compensation paid by the Company to its named executive officers. The approval or disapproval of this proposal by stockholders will not require the Board or its compensation committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of our executive officers remains with the Board and the compensation committee.
Proposal No. 4: Advisory Vote to Approve the Frequency of Executive Compensation Votes
We are asking you to vote to approve, on an advisory basis, whether we should hold an advisory vote to approve the compensation of our named executive officers every one, two or three years. The preference, if any, of stockholders indicated by this advisory vote will not require the Board or the compensation committee to take any action regarding the frequency with which the Company will hold future executive compensation votes. The final decision on the frequency of such votes remains within the discretion of the Board and the compensation committee.

Proposal No. 5: Approval of an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split
We are asking you to vote to approve an amendment to our Amended and Restated Certificate of Incorporation that would effect a reverse stock split at a ratio between 1:5 and 1:15 if and when determined by our Board of Directors.
Proposal No. 6: Approval of One or More Adjournments of the Annual Meeting to Solicit Additional Proxies, if Necessary
We are asking you to vote to approve one or more adjournments of the Annual Meeting to solicit additional proxies, if necessary.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
Important Notice Regarding the Internet Availability of Proxy Materials

The Notice of Annual Meeting, the Proxy Statement, and the 2024 Annual Report are available at www.proxyvote.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXTC2025 and using your 16-digit control number included on your Notice, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization.
The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Please allow ample time for online check-in, which will begin at 3:15 p.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page. We will endeavor to answer as many questions submitted by stockholders as time permits at the Annual Meeting. Further information regarding procedures for asking questions and rules of conduct for the meeting will be posted on the virtual meeting login page and available on our investor webpage, http://ir.nextcure.com. A replay of our Annual Meeting webcast will be available at www.virtualshareholdermeeting.com/NXTC2025 and will remain there for one year.
We believe that conducting the Annual Meeting as a virtual meeting will encourage higher levels of stockholder participation while also helping us reduce environmental and other costs associated with the Annual Meeting.
Stockholders Entitled to Vote

The Board has set April 23, 2025 as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 28,050,191 shares of our common stock issued, outstanding and entitled to vote.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705.
Quorum

A majority of our issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting
To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the Proxy Materials by mail, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, so that your shares will be represented whether or not you are able to attend the meeting.
Voting At the Meeting
Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXTC2025. To participate in the Annual Meeting, you will need the 16-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance to ensure your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Holders
If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee or other nominee on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization to vote your shares or direct the organization on how to vote your shares.
Vote Requirements

Proposal No. 1: Director Nominee Election
For a director to be elected, the director must receive the affirmative vote of a majority of the votes cast in the election.
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm
The affirmative vote of the majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025.
Proposal No. 3: Advisory Vote to Approve Executive Compensation
For advisory approval of the compensation of the Company’s named executive officers, the proposal must receive the affirmative vote of the majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter.
Proposal No. 4: Advisory Vote to Approve the Frequency of Executive Compensation Votes
For the purposes of Proposal No. 4, which provides for an advisory vote on whether stockholders should vote on the compensation of our named executive officers every one, two, or three years, the Company will treat the option with the greatest number of votes cast in favor at the Annual Meeting as the option selection by the stockholders.

Proposal No. 5: Approval of an Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split
To approve the proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split, the number of votes cast for this proposal must exceed the number of votes cast against the proposal at the Annual Meeting.
Proposal No. 6: Approval of One or More Adjournments of the Annual Meeting
To approve one or more adjournments of the Annual Meeting to solicit additional proxies, if necessary, this proposal must receive an affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter.
How Your Shares Will Be Voted

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the election of each director nominee and on Proposal Nos. 2, 3, 5 and 6. For Proposal No. 4, you may vote “ONE YEAR,” TWO YEARS,” “THREE YEARS,” or “ABSTAIN.” If you vote “ABSTAIN” on any proposal, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have no effect on the outcome of the election of our directors or on Proposal Nos. 4 and 5, but will have the same effect as a vote “AGAINST” Proposal Nos. 2, 3 and 6.
Banks, brokerage firms, and other nominees (generally referred to as “brokers”) who hold our shares in street name for their customers generally have authority to vote on “routine” proposals even when they have not received voting instructions from the beneficial owners of the shares. However, they are precluded from exercising their voting discretion with respect to the election of directors or other non-routine matters. A “broker non-vote” occurs when your broker does not receive voting instructions with respect to a proposal and the broker is not permitted to vote such shares because it does not have discretionary authority to do so. Broker non-votes will have no impact on the voting results.
At the Annual Meeting, we expect that a broker will have discretionary authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2), the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split (Proposal No. 5) and the adjournment proposal (Proposal No. 6), but not with respect to any of the other proposals. We do not expect that there will be any broker non-votes on Proposal Nos. 2, 5 and 6, because brokers will have discretionary authority to vote shares on these proposals.
If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct. If no instructions are indicated on such Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, including “FOR” for all director nominees, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, “FOR” the approval of the Company’s compensation of its named executive officers, “ONE YEAR” with respect to the frequency of advisory votes to approve the compensation of the Company’s named executive officers, “FOR” the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split, and “FOR” one or more adjournments of the Annual Meeting to solicit additional proxies, if necessary.
Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation by mail to NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland, 20705. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy timely submitted prior to the Annual Meeting will be counted), or by attending and voting during the online Annual Meeting. Attending the Annual Meeting, by itself, will not revoke a previously submitted proxy. Holders in street name should follow the instructions provided to you by your broker, bank, trustee, or other nominee regarding how to revoke a proxy previously submitted.
Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, or via the Internet, personal interview, or telephone.

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS
Overview

Our Board is divided into three classes, with each class having staggered three-year terms. Our Board currently consists of seven members, with Classes I and II each being comprised of two directors and Class III being comprised of three directors.
At the Annual Meeting, three Class III directors will be elected to hold a three-year term expiring at our 2028 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. David Kabakoff, Ph.D., Michael Richman and Stephen W. Webster, all of whom currently are Class III directors, are nominees for election at the Annual Meeting.
The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of each of the three director nominees named in this Proxy Statement to stand for election at the Annual Meeting.
Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board and any class thereof.
Director Qualifications

The nominating and corporate governance committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The nominating and corporate governance committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are the general criteria for the evaluation of current and proposed directors:
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high standards of integrity, commitment, independence of thought and judgment;

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diversity of talent, skill, and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests, which may include experience at senior levels of public companies, leadership positions in the life sciences, healthcare, or public health fields, science or technology backgrounds, and financial experience;

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confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management, and all of our relevant stakeholders;

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ability to devote sufficient time, energy, and attention to corporate affairs;

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active participation in the decision-making process, willingness to make difficult decisions in the best interests of the Company and our stockholders and demonstrate diligence and faithfulness in attending Board and committee meetings; and

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freedom from any conflict of interest that would impair the person’s ability to fulfill the responsibilities of a member of the Board.

We have no formal policy regarding board diversity; however, the nominating and corporate governance committee and the Board may consider factors such as gender, ethnicity, race and other characteristics when evaluating how a candidate for director could contribute to the overall diversity of the Board. The nominating and corporate governance committee and the Board evaluate each individual in the context of the composition of the Board as a whole, with the objective of assembling a group that maximizes the success of the business and represents stockholder interests through the exercise of sound judgment using its diversity of experience.

Stockholder Nominations

The nominating and corporate governance committee will review and evaluate candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board. Any such suggestions should be submitted to the Corporate Secretary, NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.
The nominating and corporate governance committee will also review and evaluate candidates directly nominated by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations to be Included in Next Year’s Annual Meeting.”
Board Composition

Set forth below are some of the experiences, qualifications, attributes, and skills possessed by the nominees for election to the Board and our continuing directors.

Anne Borgmann	Ellen Feigal	John Houston	Elaine Jones	David Kabakoff	Michael Richman	Stephen Webster
Qualifications and Experience							
Industry Expertise	●	●	●	●	●	●	●
Operational Leadership	●	●	●	●	●	●	●
Growth-Stage Companies	●	●	●	●	●	●	●
Public Company Financing			●	●	●	●	●
Business Development and M&A				●	●	●	●
Accounting or Financial Experience				●	●		●
Other Public Company Board Experience	●	●	●	●	●	●	●
Legal, Compliance, and Risk Management				●			●
Scientific or Medical Training	●	●	●	●	●		
Clinical Trials and Regulatory Experience	●	●	●		●		
Product Launch, Commercialization, and Marketing	●	●					●
Board Tenure and Age							
Director Since	2021	2021	2020	2015	2015	2015	2019
Age	57	70	65	70	77	64	64

Nominees and Continuing Directors

Biographical information for each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should continue to serve as a director.
Class III Director Nominees for Terms Expiring in 2028
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.

David Kabakoff, Ph.D.
Independent Director Since: December 2015 Committee Service: • Audit Committee • Nominating and Corporate Governance Committee Age: 77
Experience and Expertise
Dr. Kabakoff has served as Executive Partner at Sofinnova Investments, Inc., a clinical-stage biopharmaceutical venture capital firm, since May 2007 and became a founding Partner of HealthQuest Capital, a health care innovation venture capital firm, in 2012. Dr. Kabakoff currently serves on the board of directors of the privately-held life sciences company RareCyte, Inc. Dr. Kabakoff previously served as a director of several other publicly traded and privately held life sciences companies, including Castle Biosciences, Inc. from September 2017 to August 2021, Principia Biopharma, Inc. from June 2016 to August 2018 in advance of Principia’s September 2018 initial public offering, publicly traded lnterMune, Inc. from November 2005 to September 2014, and Amplimmune from 2007 until its acquisition by AstraZeneca plc in October 2013. In 2001, Dr. Kabakoff co-founded Salmedix, Inc., a company that developed cancer drug treatments, served as the company’s Chairman and Chief Executive Officer and led its acquisition in June 2005 by Cephalon, Inc. Previously, Dr. Kabakoff served as Executive Vice President of Dura Pharmaceuticals, Inc., a pharmaceutical company, as President and Chief Executive Officer of Spiros, a pharmaceutical company, as Chief Executive Officer of Corvas International, Inc., a developer of biotherapeutics, and in senior executive positions with Hybritech, a biotechnology company. Dr. Kabakoff received a B.A. in chemistry from Case Western Reserve University and a Ph.D. in chemistry from Yale University.

Qualifications • Extensive experience in the biotechnology industry • Extensive experience in the venture capital industry

Michael Richman
Director Since: October 2015 Age: 64
Experience and Expertise
Mr. Richman co-founded our company and has served as our President, Chief Executive Officer and a member of the Board since October 2015. Mr. Richman served as President and Chief Executive Officer of Amplimmune, Inc. (now MedImmune, LLC), a biopharmaceutical company focused on immuno-oncology, from 2007 to August 2015, including through Amplimmune’s acquisition by AstraZeneca plc in October 2013. Before Amplimmune, Mr. Richman served as Executive Vice President and Chief Operating Officer of MacroGenics, Inc., a biopharmaceutical company focused on the treatment of cancer, from 2002 to 2007. Mr. Richman joined MacroGenics with approximately 20 years’ experience in corporate business development within the biotechnology industry. Mr. Richman was previously a member of the board of directors of GenVec, Inc. from April 2015 until its acquisition by Intrexon Corporation in June 2017, Opexa Therapeutics, Inc. from June 2006 until its acquisition by Acer Therapeutics in September 2017, Pieris Pharmaceuticals, Inc. from December 2014 until it merged with Palvella Therapeutics, Inc. in December 2024. He also served as a director of Madison Vaccines, Inc., a private company, from 2014 to 2024.
Mr. Richman received a B.S. in genetics and molecular biology from the University of California at Davis and an M.S.B.A. in international business from San Francisco State University.

Qualifications
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Service as our President and Chief Executive Officer

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Service on the boards of other private and public life sciences companies

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Extensive knowledge of our company and industry, including comprehensive experience in financing, corporate management, research and business development

Stephen W. Webster
Independent Director Since: April 2019 Committee Service: • Audit Committee (Chair) • Compensation Committee Age: 64 Other Public Boards: • Cullinan Therapeutics, Inc.
Experience and Expertise
Mr. Webster served as the Chief Financial Officer of Spark Therapeutics, Inc., a publicly traded biotechnology company, from July 2014 until its acquisition by Roche in December 2019. He currently serves as a director of the publicly traded life sciences company Cullinan Therapeutics, Inc., a position held since October 2020. Mr. Webster previously served on the board of directors of TCR2 Therapeutics Inc., Viking Therapeutics, Inc., Nabriva Therapeutics AG, and Gritstone Oncology, Inc. Mr. Webster was also previously Senior Vice President and Chief Financial Officer of Optimer Pharmaceuticals, Inc. (“Optimer”), a publicly traded biotechnology company, from July 2012 until its acquisition by Cubist Pharmaceuticals, Inc. in October 2013. Prior to joining Optimer, Mr. Webster served as SVP and Chief Financial Officer of Adolor Corporation, a biopharmaceutical company, from 2008 until its acquisition by Cubist Pharmaceuticals, Inc. in 2011. From 2007 until joining Adolor Corporation in 2008, Mr. Webster served as Managing Director, Investment Banking Division, Health Care Group for Broadpoint Capital Inc. (formerly First Albany Capital). Mr. Webster served as co-founder, President and Chief Executive Officer for Neuronyx, Inc., a biopharmaceutical company, from 2000 to 2006.
Mr. Webster previously served in positions of increased responsibility, including as Director, Investment Banking Division, Health Care Group for PaineWebber Incorporated. Mr. Webster received an A.B. in economics from Dartmouth College and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

Qualifications • Extensive experience in the biopharmaceutical industry • Service as chief financial officer and on the boards of other public companies

Continuing Directors — Class I Directors with Terms Expiring in 2026
Anne Borgman, M.D.
Independent Director Since: October 2021 Committee Service: • Nominating and Corporate Governance Committee Age: 57 Other Public Boards: • Curis, Inc.
Experience and Expertise
Dr. Borgman is experienced developer of oncology drugs, and most recently served as the Chief Medical Officer of Sutro Biopharma, Inc., a biotechnology company, from February 2023, which role she will depart in May 2025. Before taking that role, Dr. Borgman was the Principal of AEB Hematology Oncology Development Consulting, a position held from November 2021 to February 2023, where she provided strategic and tactical/operational clinical development consulting. Dr. Borgman also served as Vice President and Global Therapeutic Area Lead, Hematology-Oncology of Jazz Pharmaceuticals plc, a global biopharmaceutical company, from 2019 to 2021.
Prior to joining Jazz Pharmaceuticals, she served as Vice President, Clinical Research & Development at Exelixis Biopharmaceuticals, Inc. from 2012 to 2019, and has previously served as Global Therapeutic Area Head Oncology at Abbott Laboratories, and as Chief Medical Officer for biotech companies in the Bay Area.
Dr. Borgman currently serves on the board of directors at Curis, Inc., a public biotechnology company focused on the development of therapeutics for the treatment of cancer, and NiKang Therapeutics Inc., a private clinical stage biotechnology company focused on developing small molecule oncology medicines. Dr. Borgman completed her clinical and research fellowship at the University of California, Los Angeles, Section of Pediatric Hematology Oncology and Bone Marrow Transplant, and prior to that completed her pediatric residency at Baylor College of Medicine/Texas Children’s Hospital. Dr. Borgman received her Bachelor of Science in Biochemistry from the University of Illinois and received her M.D. from the Loyola University of Chicago Stritch School of Medicine.
Dr. Borgman is licensed to practice medicine in the states of California and Illinois. Dr. Borgman held an adjunct faculty member position at Stanford University School of Medicine, Department of Pediatrics, Division of Hematology, Oncology, Stem Cell, Transplantation, and Cancer Biology and formerly was an Attending Clinical Associate at the University of Chicago, Department of Pediatric Oncology and Stem Cell Research.

Qualifications • Extensive experience in the pharmaceutical industry as a senior executive and director • Extensive experience in oncological drug development, clinical research and trials

John G. Houston, Ph.D.
Independent Director Since: September 2020 Committee Service: • Compensation Committee (Chair) Age: 65 Other Public Boards: • Arvinas Inc.
Experience and Expertise
Dr. Houston has served as President and Chief Executive Officer of Arvinas Inc., a clinical-stage biotechnology company, and as a member of its board of directors since September 2017. He previously served as Arvinas’ President of Research Development and Chief Scientific Officer from January 2017 to September 2017. Dr. Houston also currently serves as a director of several privately held companies, including Oerth Bio LLC, Cybrexa, Inc. and Connecticut United for Research Excellence Inc (also known as BioCT). Prior to joining Arvinas, he spent more than 18 years at Bristol Myers Squibb Company (“BMS”) in roles of increasing responsibility and had accountability for all Discovery Biology disease teams, as well as various Discovery technology departments. He was the senior vice president of Specialty Discovery and R&D Site Development at BMS from September 2015 to August 2016 and previously worked in various roles across BMS’ Discovery Biology, Applied Biotechnology and Early Discovery Chemistry departments. While at BMS Dr. Houston was a member of the BMS senior executive leadership team, which reviewed and approved over 200 pre-clinical candidates for progression into early development, several of which advanced into late-stage clinical trials, and toward commercialization. He was also the principal architect and driver of the “Leveraging Technology” initiative at BMS, which led to an industry- leading integrated lead discovery and optimization process. Prior to joining BMS, he worked at Glaxo Welcome Research and Development in the United Kingdom, where he served as head of the Lead Discovery Unit. Dr. Houston obtained a B.Sc. in Medical Microbiology from Glasgow University and a Ph.D. in Microbial Biochemistry from Heriot-Watt University, Edinburgh.

Qualifications
•
Extensive experience in the pharmaceutical industry as a senior executive and director

•
Service on the boards of other public and private biopharmaceutical and biotechnology companies

Continuing Directors — Class II Directors with Terms Expiring in 2027
Elaine V. Jones, Ph.D.

Independent
Director Since: December 2015
Committee Service:
•
Audit Committee

•
Nominating and Corporate Governance Committee (Chair)

Age: 70
Other Public Boards:
•
CytomX Therapeutics, Inc.

•
HBM Healthcare Investments Ltd.

Experience and Expertise
Dr. Jones served as Vice President, Worldwide Business Development and Senior Partner at Pfizer Ventures, a life sciences investment company, where she was responsible for making and managing venture investments of strategic interest to Pfizer Inc., from December 2008 to April 2019. Prior to joining Pfizer, Dr. Jones was a General Partner with EuclidSR Partners. She began her private equity career in 1999 at S.R. One, GlaxoSmithKline’s venture fund. Before that, she was Director of Scientific Licensing for SmithKline Beecham and a research scientist for SmithKline Beecham Pharmaceutical R&D. Dr. Jones has served on the board of directors of publicly traded CytomX Therapeutics, Inc., a clinical-stage biopharmaceutical company, since May 2019 (she also previously served on CytomX’s board from December 2014 to June 2016), and HBM Healthcare Investments Ltd., a healthcare investment portfolio company, since June 2021. She also served on the board of Ibere Pharmaceuticals from February 2021 to March 2023, and Gritsone Oncology, Inc. from September 2019 to March 2025. Dr. Jones currently serves on the board of directors for various privately held companies, including Mironid Ltd. and Myeloid Therapeutics, Inc., and as a trustee of Juniata College. Dr. Jones previously served on the boards of directors of several publicly traded healthcare companies, including Mersana Therapeutics, Inc. from February 2015 to June 2018, Mirna Therapeutics, Inc. from December 2012 to June 2016, Aquinox Pharmaceuticals, Inc. from June 2010 to February 2015 and Flexion Therapeutics, Inc. from December 2009 to June 2014. Dr. Jones received a B.S. in biology from Juniata College and a Ph.D. in microbiology from the University of Pittsburgh.

Qualifications • Scientific Training • Pharmaceutical industry background • Extensive experience in the venture capital industry

Ellen G. Feigal, M.D.
Independent Director Since: October 2021 Committee Service: • Compensation Committee Age: 70 Other Public Boards: • Xencor, Inc. • Prescient Therapeutics Ltd.
Experience and Expertise
Dr. Feigal has served as a Partner and Head of the Biologics Practice at NDA Partners LLC since 2014. NDA Partners is part of ProPharma Group, a life sciences management consulting and contract development organization. Dr. Feigal also currently serves as a board member for Xencor, Inc. and Prescient Therapeutics Ltd. She also presently serves as a director for the Foundation for Cell and Gene Medicine. Dr. Feigal formerly served as Acting Director of the Division of Cancer Treatment/Diagnosis at the National Cancer Institute; Senior Vice President of Research and Development at the California Institute for Regenerative Medicine; Executive Medical Director, Global Development, at Amgen; Chief Medical Officer at Insys Therapeutics; and a Founding Director of the American Course on Drug Development and Regulatory Sciences at the University of California, San Francisco (UCSF). Prior to her position at UCSF, Dr. Feigal was Director of Medical Devices and Imaging at the Critical Path Institute and Vice President of Clinical Sciences at the Translational Genomics Research Institute. Dr. Feigal received her M.D. from the University of California, Davis and completed an internal medicine residency at Stanford University and a hematology/oncology fellowship at University of California, San Francisco, and currently serves as an adjunct professor at Arizona State University Sandra Day O’Connor College of Law.

Qualifications • Service on the boards of other public and private companies • Extensive experience in the pharmaceutical industry as a senior executive and director

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS
Board Leadership and Governance Structure

The following table details certain basic information on our directors as well as the composition of the Board and its standing committees (including the number of meetings held during the year ended December 31, 2024):
				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance
Anne Borgman, M.D.	57	2021	✔			✔
Ellen G. Feigal, M.D.	70	2021	✔		✔
John G. Houston, Ph.D.	65	2020	✔		©
Elaine V. Jones, Ph.D.	70	2015	✔	✔		©
David Kabakoff, Ph.D.	77	2015	✔	✔		✔
Michael Richman	64	2015
Stephen W. Webster	64	2019	✔	©	✔
2024 Meetings			Board: 7	4	5	5
✔ = Member
© = Chair
Director Independence
The Board has determined that none of our directors other than Mr. Richman, who is also our Chief Executive Officer, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Stock Market, LLC (“Nasdaq”). In addition, Chau Q. Khuong, who served on the Board during a portion of 2024, was deemed independent. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Executive Sessions
The independent directors meet in regular executive sessions to, among other matters, review the performance of the Chief Executive Officer. The Chair of the Board leads regularly scheduled meetings of independent directors following Board meetings to discuss matters as such independent directors consider appropriate.
Board Leadership Structure
Dr. Kabakoff currently serves as Chair of the Board. The Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board as a whole, and has concluded that our current board leadership structure is appropriate at this time. However, our amended and restated bylaws and corporate governance guidelines provide the Board with flexibility to combine or separate the positions of Chair and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
The duties of the Chair of the Board include the following:
•
Overseeing that the Board governance policies and practices are in place.

•
Approving Board meeting agendas.

•
Working with Committee chairs to set Committee agendas, consider strategic issues facing the Company and gather input from other Board members and the Chief Executive Officer.

•
Presiding over Board and annual stockholder meetings.

•
Attending Committee meetings as appropriate.

•
Coordinating effective communication between respective Committee chairs and management.

•
Overseeing orientation for new directors and ongoing education for directors.

•
Overseeing that the Board receives accurate, timely and clear information on:

•
the Company’s performance;

•
the issues, challenges, and opportunities facing the Company; and

•
matters reserved to it for decision.

•
Facilitating effective communication and constructive relationships between the Board and management.

•
Serving as spokesperson for the Board.

•
Meeting with stockholders when Board engagement is requested.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a written charter approved by the Board that satisfies applicable SEC and Nasdaq standards. From time to time, the Board may establish other committees to facilitate the management of our business. Each committee’s charter is available under the “Investors — Governance” section of our website at www.nextcure.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.
Audit Committee
The primary function of our audit committee is to oversee our corporate accounting and financial reporting process. Our audit committee’s responsibilities include:
•
appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification and performance of our independent registered public accounting firm;

•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and the prompt reporting of violations of our code of business conduct and ethics;

•
reviewing our critical accounting policies and estimates;

•
discussing our risk management policies;

•
reviewing and approving or ratifying any related person transaction; and

•
preparing the audit committee report required to be included in our annual Proxy Statement.

The members of our audit committee are Dr. Jones, Dr. Kabakoff and Mr. Webster, who serves as the chair of the committee. The Board has determined that each of the members of our audit committee satisfies the financial literacy and sophistication requirements of the SEC and the Nasdaq listing rules. In addition, the Board has determined that Mr. Webster qualifies as an “audit committee financial expert” under SEC rules. Under SEC rules, members of our audit committee must also meet heightened independence standards. The Board has determined that each of the members of our audit committee is independent under the applicable heightened SEC standards and Nasdaq listing rules.
Compensation Committee
Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews, approves, and recommends to the Board corporate goals and objectives relevant to compensation of our executive officers, and evaluates the performance of these officers in light of those goals and objectives. The compensation committee reviews and approves compensation for our executive officers at least annually. In making compensation decisions for executive officers other than our Chief Executive Officer, the compensation committee meets with and discusses such decisions with our Chief Executive Officer. The compensation committee separately meets without our Chief Executive Officer to deliberate and approve our Chief Executive Officer’s compensation. The compensation committee also reviews and approves the issuance of stock options and other awards to our executive officers. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The members of our compensation committee are Dr. Feigal, Mr. Webster and Dr. Houston, who serves as chair of the committee. Each of the members of our compensation committee is independent under the applicable Nasdaq listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The compensation committee also oversees and advises the Board with respect to Company’s compliance with the rules and regulations of the SEC and Nasdaq related to the disclosure of, and stockholder approval of, certain executive compensation matters and equity compensation plans.
The compensation committee’s charter permits the compensation committee to delegate to one or more executive officers the power to grant options or other stock awards pursuant to equity-based incentive plans to employees who are not directors or executive officers.
To assist in carrying out its responsibilities, the compensation committee is authorized to retain the services of independent advisors. The compensation committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a national compensation consulting firm, to serve as an independent consultant to the compensation committee for 2024. During 2024, Pearl Meyer provided advice to the compensation committee on matters related to, among other things:
•
compensation of our executive officers, including providing the compensation committee with data and analysis to support compensation decisions; and

•
the design of our director compensation program.

Prior to engaging Pearl Meyer, the compensation committee considered and assessed Pearl Meyer’s independence. To help ensure Pearl Meyer’s continued independence and to avoid any actual or apparent conflict of interest, the compensation committee regularly, but not less than annually, considers Pearl Meyer’s independence and does not permit Pearl Meyer to be engaged to perform any services to us beyond those services provided to the compensation committee. The compensation committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to the Board concerning governance matters. The members of our nominating and corporate governance committee are Dr. Borgman, Dr. Kabakoff and Dr. Jones, who serves as chair of the committee. Each of the members of our nominating and corporate governance committee is independent under the applicable Nasdaq listing rules.
Meeting Attendance

During 2024, each member of the Board of Directors attended in person or participated in 80% or more of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such person served, which includes any meetings of each committee of the Board on which he or she served during such director’s time in office. All members of the Board are encouraged to attend the annual meeting of stockholders and all directors attended our 2024 annual meeting of stockholders.
Other Governance Matters

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. A current copy of the code of business conduct and ethics is available under the “Investors — Governance” section of our website www.nextcure.com. In the event that any future amendments to the code or any waivers of its requirements are made, we intend to disclose such items on our website.
Role of the Board in Risk Oversight
The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas.
In particular, the Board monitors and assesses strategic risk exposure and our audit committee oversees our major financial risk exposures and the steps our management team has taken to monitor and control these exposures. Our audit committee also monitors compliance with legal and regulatory requirements, oversees risk management associated with the Company’s information technology and data security and considers and approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices and of the Board. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. While each committee evaluates certain risks and oversees the management of such risks, our entire Board is regularly informed about the risks overseen by the committees through committee reports.
Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
With respect to cybersecurity, the Board is briefed by management and the Audit Committee on key cyber risks facing the Company at least annually, and more often as warranted. The Company also maintains insurance coverage for certain liabilities associated with cyber risks and all employees receive a comprehensive training on cybersecurity best practices, including strategies to identify phishing attacks.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the Company and our stockholders. Our Corporate Governance Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and are available under the “Investors — Governance” section of our website at www.nextcure.com.
Limits on Outside Board Service
The Company recommends that all directors limit the number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to the Company, including preparing for and attending meetings. Pursuant to our Corporate Governance Guidelines, no director may serve on more than four public company boards of directors (including the Company’s Board), and the CEO, if a member of the Board, shall serve on no more than a total of three, without the Board’s consent.
Members of the audit committee may not simultaneously serve on the audit committee of more than three public companies, including the Company’s, unless the Board has determined that such service would not impair the ability of the member to effectively serve on the Company’s audit committee. The chairperson of the audit committee may not serve as the chairperson of the audit committee of any other public company.
CEO Succession Planning
The Board, with the assistance of the nominating and corporate governance committee, annually reviews and considers the Company’s succession plan for the position of Chief Executive Officer and certain other senior officers and managers. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior officers and managers and their potential to succeed him. He also provides the Board with an assessment of persons considered potential successors to certain senior management positions, including a review of any development plans recommended for such individuals.
In addition, the Chief Executive Officer prepares, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the Company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties. The short-term succession plan shall be in effect until the Board has the opportunity to consider the situation and take action, when necessary. The Board reviews and updates, as necessary, both the short-term and long-term succession plans for the Chief Executive Officer and other senior management positions on an annual basis.
Director Orientation and Continuing Professional Development
We provide orientation for new directors to assist them in understanding the Company’s business as well as an introduction to the Company’s senior management. Further, our nominating and corporate governance committee arranges for our Board meetings to periodically include education sessions focused on timely topics related to the Company’s industry and business, and to the legal and ethical responsibilities of board members, and the Company encourages directors to participate in relevant independent continuing education programs. Directors receive reimbursement for the reasonable expenses of such participation upon advanced approval from the Company.
Insider Trading Policy
We have adopted a Trading Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards of Nasdaq. A copy of our Insider Trading Policy is filed with our 2024 Annual Report on Form 10-K as Exhibit 19.
Prohibition of Hedging
Our Trading Compliance Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities without advance approval from our Chief Operating Officer or General Counsel.
Clawback Policy
In 2023, the compensation committee approved a Policy on Recoupment of Incentive Compensation designed to be compliant with Nasdaq listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The policy requires that the Company recoup erroneously awarded incentive-based compensation received by current and former executive officers following certain financial restatements, and applies to any incentive-based compensation received by a covered executive on or after October 2, 2023.
Communications with the Board

The Board has adopted a procedure for receiving and addressing communications from our stockholders and other interested parties. Stockholders and others who wish to communicate with the Board, any group of directors, or any individual director can write to: NextCure, Inc. 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705, Attn: Secretary. Your communication should prominently display the legend “BOARD COMMUNICATION.” Any such communication will be copied into our files and forwarded to the relevant individual or group to which the communication was addressed at or prior to the next meeting of the Board.
Certain communications unrelated to the duties and responsibilities of the Board will not be forwarded, including spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, and any communication determined to be frivolous, irrelevant, unduly hostile, threatening, illegal or similarly unsuitable.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Program

Pursuant to our Non-Employee Director Compensation Program, our non-employee directors receive annual cash compensation as follows:
•
the Chair of the Board receives a $70,000 annual retainer (increased from $65,000 for 2023) and each other non-employee director receives $40,000;

•
the chair of our audit committee receives a $15,000 annual retainer and each other member receives $7,500;

•
the chair of our compensation committee receives a $10,000 annual retainer and each other member receives $5,000; and

•
the chair of our nominating and corporate governance committee receives an $8,000 annual retainer and each other member receives $4,000.

All fees under the Non-Employee Director Compensation Program are paid quarterly in arrears and are pro-rated for any partial quarters of service, and no per meeting fees are paid, except that we reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.
Under the Non-Employee Director Compensation Program, each non-employee director is also entitled to receive an annual stock option award to purchase shares of our common stock, 28,050 shares for the Chair of the Board and 18,700 shares for all other directors (increased from 14,250 shares of our common stock for all directors in 2023), that vests on the earlier of one year from the grant date of the award or the date of the next annual meeting of the stockholders, subject to continued service through the vesting date. Annual stock option grants for non-employee directors who were initially elected in the 12 months preceding the annual grant date will be pro-rated on a monthly basis for time in service. In addition, each non-employee director who is elected or appointed to the Board is entitled to receive an initial stock option award to purchase 37,400 shares (increased from 28,500 shares of our common stock in 2023) that vests in three equal annual installments commencing on the grant date of the award, subject to continued service through the applicable vesting date. All stock options granted pursuant to the Non-Employee Director Compensation Program are subject to the terms and provisions of the NextCure, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”).

2024 Director Compensation Table

The table below sets forth information on the compensation of all our non-employee directors for the year ended December 31, 2024. Michael Richman, our President and Chief Executive Officer, is also a member of the Board, but did not receive any additional compensation for his service as a director. Please see the “2024 Summary Compensation Table” for the compensation received by Mr. Richman with respect to 2024.
Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
David Kabakoff, Ph.D.	$81,500	$29,825	$111,325
Anne Borgman, M.D.	$44,000	$19,883	$63,883
Ellen Feigal, M.D.	$45,000	$19,883	$64,883
John G. Houston, Ph.D.	$47,637	$19,883	$67,520
Elaine V. Jones, Ph. D.	$55,500	$19,883	$75,383
Chau Q. Khuong(2)	$23,626	$—	$23,626
Stephen Webster	$57,637	$19,883	$77,520

(1)
Amounts in this column reflect the full grant date fair value of stock option awards granted during the year as measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 and do not correspond to the actual value that may be recognized by the director in connection with the applicable awards. See Note 11 to our audited financial statements included in the 2024 Annual Report regarding assumptions underlying the valuation of equity awards.

(2)
Mr. Khuong’s term on the Board expired on June 20, 2024.

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table provides information regarding equity awards held by anyone who served as a director during 2024 that were outstanding as of December 31, 2024:
Name	Options Outstanding
David Kabakoff, Ph.D.	144,392
Anne Borgman, M.D.	86,084
Ellen Feigal, M.D.	86,084
John G. Houston, Ph.D.	100,637
Elaine V. Jones, Ph. D.	97,700
Chau Q. Khuong	79,000
Stephen Webster	97,700

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025 and is asking stockholders to ratify this appointment at the Annual Meeting.
EY has audited our financial statements annually since 2018. A representative of EY is expected to attend this year’s Annual Meeting and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the audit committee determined that retention of EY is in the best interests of the Company and our stockholders. Information regarding fees billed by EY for our 2024 and 2023 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.
Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee may, in its sole discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2025.

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that EY billed us for professional services rendered for 2024 and 2023:
Fee Category	2024	2023
Audit Fees	$600,272	$712,229
Audit-Related Fees	$—	$—
Tax Fees	$48,204	$44,290
All Other Fees	$—	$—
Total Fees	$648,476	$756,519
Audit Fees
“Audit Fees” includes fees for professional services provided by EY in connection with the audit of our annual financial statements, review of quarterly financial statements included in our quarterly reports on Form 10-Q and registration statements, as well as services that are normally provided by EY in connection with SEC filings, including comfort letters and consents issued in connection with securities offerings, consultations on matters addressed during the audit or interim reviews, and other services normally provided in connection with regulatory filings.
Audit-Related Fees
“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” There were no Audit-Related Fees during 2023 or 2024.

Tax Fees
“Tax Fees” includes fees for professional services provided by EY for tax compliance, tax advice, and tax planning. Tax Fees for 2024 consist of $ 48,204 for tax compliance, including the preparation, review and filing of tax returns. Tax Fees for 2023 consist of $44,290 for tax compliance, including the preparation, review and filing of tax returns.
All Other Fees
“All Other Fees” would include fees for services provided by EY that are not included in the other fee categories reported above. There were no fees that fell within this category during 2023 or 2024.
Audit Committee Pre-Approval Policies and Procedures

EY provides the audit committee with information outlining the plan and scope of EY’s audit services proposed to be performed during the year, which the audit committee reviews with EY and management. The audit committee pre-approves all services provided by EY, including audit services and non-audit services, to assure that they do not impair EY’s independence. Audit committee pre-approval requirements are subject to an exception for certain de minimis non-audit services approved by the audit committee prior to the completion of an audit. None of the EY services in 2024 and 2023 were approved by the audit committee pursuant to the de minimis exception. To ensure prompt handling of unexpected matters, the audit committee has specifically delegated to the Chair of the audit committee authority to pre-approve permissible non-audit services, subject to maximum dollar amounts. If the Chair exercises this delegation of authority, he or she reports the action taken to the audit committee at its next regular meeting.

Audit Committee Report

The primary function of the audit committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The audit committee operates under a written charter adopted by the Board that satisfies applicable SEC and Nasdaq standards and is available in the “Investors — Governance” section of our corporate website, www.nextcure.com. The audit committee reviews the charter and proposes necessary changes to the Board on an annual basis. Each Audit Committee member is independent under applicable SEC and Nasdaq rules and our corporate governance principles.
The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024 and has discussed with EY, our independent registered public accounting firm for the fiscal year ended December 31, 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from EY required under the applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence and discussed with EY its independence.
On the basis of the review and discussions referenced above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
In addition to its oversight of our corporate accounting and financial reporting process, the audit committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the audit committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the audit committee considers a number of factors including, but not limited to, quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The audit committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
The audit committee has engaged EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and is seeking ratification of such engagement by our stockholders.
Audit Committee
Stephen Webster, Chair
David Kabakoff, Ph.D.
Elaine V. Jones, Ph.D.

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the “2024 Summary Compensation Table” under the “Executive Compensation” section of this Proxy Statement, who we refer to as our “named executive officers” (or alternatively, “NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “Say-on-Pay,” is required by Section 14A to the Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of key strategic and business goals. The programs are designed to align the interests of our executives with those of our stockholders and consist of a combination of base salary, annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees.
The “Executive Compensation” section of this Proxy Statement beginning on page 33 describes our executive compensation programs and the executive compensation decisions made by the compensation committee and our Board with respect to the year ended December 31, 2024. As we describe in the Executive Compensation section of this Proxy Statement, our executive compensation programs are designed to support our business strategy and aligns the interests of our executive officers with our stockholders. Our Board believes this link between compensation and the achievement of our key strategic and business goals has helped drive Company performance over time. At the same time, we believe our executive compensation program does not encourage excessive risk-taking by management.
For the reasons discussed above and in the Executive Compensation section of this Proxy Statement, our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the “Executive Compensation” section of this proxy statement, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is non-binding. The outcome of this advisory vote does not overrule any decision by the Company or our Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or our Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or our Board (or any committee thereof). However, our compensation committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our executives.
Subject to the approval of our stockholders, our Board currently plans to hold annual advisory votes to approve the compensation of our named executive officers. As such, it is expected that the next advisory vote to approve the compensation of our NEOs will occur at our 2026 annual meeting of stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:
Name	Position	Age
Michael Richman	President and Chief Executive Officer	64
Steven P. Cobourn, CPA	Chief Financial Officer	62
Udayan Guha, M.D., Ph.D.	Chief Medical Officer	53
Solomon Langermann, Ph.D.	Chief Scientific Officer	65
Timothy Mayer, Ph.D.	Chief Operating Officer	61
Sourav Kundu, Ph.D.	Senior Vice President, Development & Manufacturing	65
Kevin G. Shaw	Senior Vice President, General Counsel	51
Michael Richman — For Michael Richman’s biographical information, see “Continuing Directors — Class III Director Nominees for Terms Expiring in 2028.”
Steven P. Cobourn, CPA has served as our Chief Financial Officer since January 2018. Previously, Mr. Cobourn served as Chief Financial Officer of Vaccinex, Inc., a biotechnology company, from May 2014 to January 2018. Prior to joining Vaccinex, Mr. Cobourn was the Vice President of Finance and Treasurer of Otsuka America Pharmaceutical, Inc., a private pharmaceutical company, from 2003 to April 2014, and served in other roles at Otsuka America Pharmaceutical from 1993 to 2003. Prior to joining Otsuka America Pharmaceutical, Mr. Cobourn was a Certified Public Accountant at Hass & Company LLC, an accounting firm. Mr. Cobourn received a B.S. in business administration from Drexel University and is a Certified Public Accountant.
Udayan Guha, M.D., Ph.D. has served as our Chief Medical Officer since February 2025, and before that he served as our Senior Vice President, Clinical & Translational Development since March 2023. Dr. Guha is a physician scientist with more than 15 years of clinical development experience between academia, pharma, and biotech in targeted therapy, immunotherapy, and cellular therapy. Before joining NextCure, he was VP, Head of Clinical Development at TCR2 Therapeutics, now part of Adaptimmune. Prior to TCR2 Therapeutics, Dr. Guha worked in Early Clinical Development as the Clinical Lead for several first-in-class first-in-human immunotherapy studies at Bristol Myers Squibb. Prior to joining pharma and biotech, Dr. Guha had a very productive career in academia as an Investigator at the National Cancer Institute (NCI), National Institutes of Health (NIH), Bethesda, MD where he led a bench-to-bedside-and-back program in targeted therapy in lung cancer. His laboratory research was focused on understanding tumor heterogeneity and mechanisms of resistance to epidermal growth factor receptor (EGFR) tyrosine kinase inhibitors (TKIs) using mass spectrometry-based proteomics, NGS sequencing, and mouse modeling. He also initiated several investigator-initiated clinical studies, including the first in-patient hospice and rapid/warm autopsy study to interrogate mechanisms of tumor heterogeneity at the NIH Clinical Center. Dr. Guha graduated from All India Institute of Medical Sciences (AIIMS), N. Delhi, India with an MBBS degree followed by a Ph.D. in Neuroscience at Albert Einstein College of Medicine, Bronx, NY. Subsequently, he did his Internal Medicine residency at Jacobi Medical Center and an Oncology fellowship at Memorial Sloan-Kettering Cancer Center (MSKCC) during which he also did postdoctoral research in the laboratory of Nobel Laureate, Dr. Harold Varmus.
Solomon Langermann, Ph.D. has served as our Chief Scientific Officer since December 2018 and previously served as our Senior Vice President, Research from October 2015 to December 2018. Prior to joining NextCure, Dr. Langermann served as Senior Vice President and Chief Scientific Officer of Amplimmune from 2007 to July 2015. Dr. Langermann previously served as Chief Scientific Officer at PharmAthene, Inc., which was later acquired by Altimmune, Inc., from 2004 to 2007. Prior to PharmAthene, he held several positions at MedImmune, LLC, including Senior Director of Cell Biology, Director of Immunology and Molecular Genetics and Research Scientist in Immunology. Dr. Langermann

received a B.A. in philosophy of science from Columbia College, an M.L.A. in immunology from Harvard University and a Ph.D. in microbiology and molecular biology from Tufts University. Dr. Langermann completed his postdoctoral fellowship in mucosal immunology at Harvard University.
Timothy Mayer, Ph.D. has served as our Chief Operating Officer since October 2019. Dr. Mayer previously served as our Senior Vice President, Corporate Development from December 2018 to October 2019 and our Vice President, Business Development from February 2016 to December 2018. Prior to joining NextCure, Dr. Mayer held several positions at MacroGenics, Inc., a biopharmaceutical company focused on the treatment of cancer, from 2004 to February 2016, including Senior Director, Intellectual Property from 2009 to February 2016. Prior to that, Dr. Mayer worked on biotechnology and pharmaceutical patent matters as a Technical Specialist at Banner & Witcoff, Ltd., an intellectual property law firm, from 2000 to 2004. Dr. Mayer received a B.S. in microbiology and a B.S. in biochemistry from California Polytechnic State University and a Ph.D. in microbiology and immunology from the Pennsylvania State University College of Medicine.
Sourav Kundu, Ph.D. has served as our Senior Vice President, Development & Manufacturing since July 2021. Prior to joining NextCure, Dr. Kundu served as Vice President of Biologics R&D — CMC at Teva Pharmaceuticals from 2012 to 2021. He served as Director, Process Development at Amgen from 2004 to 2012. Prior to this, Dr. Kundu served as a Senior Manager at Aventis Behring from 1998 to 2004. Dr. Kundu received an M.S. and a Ph.D. in Chemical Engineering from Wayne State University. Dr. Kundu conducted his postdoctoral training at the Detroit Medical Center and Wayne State University School of Medicine.
Kevin G. Shaw has served as our Senior Vice President and General Counsel since August 2023, and before that he served as our Senior Vice President, Legal Affairs since May 2022. Prior to joining NextCure, Mr. Shaw served as Vice President and Deputy General Counsel at Precigen, Inc., a publicly traded biotechnology and clinical stage cell and gene therapy company (previously known as Intrexon Corporation), which he joined in January 2012. Previously, Mr. Shaw practiced law at the multinational law firm Hogan Lovells from 2000 until December 2011, where he represented both large and small life sciences companies in a range of intellectual property and transactional matters. Mr. Shaw received his juris doctor from the George Washington University Law School and his undergraduate engineering degree in chemical engineering from the University of Pennsylvania.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “2024 Summary Compensation Table” below. Starting in 2025, we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, therefore, are required to provide certain expanded disclosures regarding compensation paid to NEOs consistent with the rules applicable to “smaller reporting companies” under Section 14A to the Exchange Act. In 2024, our NEOs and their positions were as follows:
•
Michael Richman, our President and Chief Executive Officer;

•
Solomon Langermann, Ph.D., our Chief Scientific Officer;

•
Timothy Mayer, Ph.D., our Chief Operating Officer; and

•
Han Myint, M.D., FACP, our former Chief Medical Officer (retired July 2024).

Overview

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of key strategic and business goals. The programs are designed to align the interests of our executive officers with those of our stockholders and consist of a combination of base salary, annual cash bonus, long-term equity incentive compensation in the form of stock options and other employee benefits generally available to our employees. Our Board believes this link between compensation and the achievement of our key strategic and business goals has helped drive Company performance over time. At the same time, we believe our executive compensation program does not encourage excessive risk-taking by management.
Our Compensation Review Process
Our Board and compensation committee review compensation annually for all employees, including our NEOs. In setting executive base salaries, non-equity incentive plan compensation, bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees, including our executives, to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, non-equity incentive compensation, equity incentives or other compensation or incentives as appropriate.
Our compensation committee has historically reviewed and made recommendations to our Board regarding the compensation to be paid to our chief executive officer and determined the compensation of our other executive officers. Our compensation committee reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Pearl Meyer advised the compensation committee on certain compensation matters and decisions during fiscal year 2024, including with respect to identifying a peer group of companies, providing competitive market analytics for use by our compensation committee regarding Company versus the peer group, and advising regarding applicable compensation trends in the industry.
Our compensation committee has determined that Pearl Meyer is independent and that its respective work has not raised any conflicts of interest. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then approves the compensation of our executive officers other than the chief executive officer. Our Board discusses the compensation committee’s recommendations and ultimately approves the compensation of our chief executive officer without members of management present.

Peer Group for 2024
In consultation with Pearl Meyer, the compensation committee selected the following group of companies as Company’s peer group for assessing the competitive market for 2024.

Actinium Pharmaceuticals, Inc.	Carisma Therapeutics, Inc.	Immuneering Corporation	Protara Therapeutics, Inc.
Adicet Bio, Inc.	Corvus Pharmaceuticals, Inc.	Kezar Life Sciences, Inc.	Sensei Biotherapeutics, Inc.
Barinthus Biotherapeutics plc	Cue Biopharma, Inc.	Kronos Bio, Inc.	Turnstone Biologics Corp.
Bolt Biotherapeutics, Inc.	Elevation Oncology, Inc.	Leap Therapeutics, Inc.	Viracta Therapeutics, Inc.
Candel Therapeutics, Inc.	GlycoMimetics, Inc.	MEI Pharma, Inc.	Xilio Therapeutics, Inc.
2024 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the year ended December 31, 2024 and, to the extent required by SEC disclosure rules, the year ended December 31, 2023:
Name and principal position	Year	Salary	Bonus	Option Awards(1)	Non-equity Incentive Plan Compensation	All Other Compensation(2)(3)	Total
Michael Richman President and Chief Executive Officer	2024	$591,483	$—	$658,240	$240,500	$20,716	$1,510,939
	2023	$571,875	$—	$346,238	$106,400	$20,114	$1,044,627
Solomon Langermann, Ph.D. Chief Scientific Officer	2024	$463,338	$—	$252,900	$150,800	$15,807	$882,845
	2023	$448,238	$—	$151,269	$66,700	$15,379	$681,586
Timothy Mayer, Ph.D.(4) Chief Operating Officer	2024	$454,746	$—	$252,900	$148,000	$16,560	$872,206

Han Myint, M.D., FACP(5) former Chief Medical Officer	2024	$240,282	$—	$252,900	$—	$381,140	$874,322
	2023	$461,963	$—	$151,269	$68,800	$15,900	$697,932

(1)
Amounts in this column reflect the full grant date fair value of stock option awards granted during the year as measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 and do not correspond to the actual value that may be recognized by the NEO in connection with the applicable awards. See Note 11 to our audited financial statements included in the 2024 Annual Report regarding assumptions underlying the valuation of equity awards.

(2)
Except for Dr. Myint for 2024, all amounts reported in this column (including for Dr. Myint for year 2023 only) reflect Company matching contributions in the Company’s 401(k) plan of up to 3% and insurance premiums paid by Company for basic term life, long term disability, and short term disability coverage.

(3)
For Dr. Myint in 2024, the total amount in this column reflects (i) $8,028 for the Company matching contributions in the Company’s 401(k) plan of up to 3% and insurance premiums paid by Company for basic term life, long term disability, and short term disability coverage and (ii) $373,112 that comprises the cost of separation benefits to which Dr. Myint became entitled to upon his retirement and separation from the Company and which were consistent with amounts payable under the terms of his employment agreement for a termination without cause, which includes $14,537 for Company’s payment of continuing health insurance coverage for the nine month period following his date of separation, and a cash payment of $358,575 equaling nine months of Dr. Myint’s base salary.

(4)
Dr. Mayer was not an NEO in 2023.

(5)
Dr. Myint retired and separated employment with the Company in July 2024.

Elements of NEO Compensation

Annual Base Salary
We have entered into employment agreements with each of our NEOs that establish annual base salaries, which are generally determined, approved and reviewed periodically to compensate our NEOs for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.
Non-Equity Incentive Plan Compensation
We use short-term cash incentives to motivate our employees, including our NEOs, to achieve key business objectives aligned with our overall business strategy. Our NEOs are eligible to receive annual cash incentive payments, which are determined at the discretion of our compensation committee based upon, among other things, the achievement of corporate objectives. For 2024, Mr. Richman, Dr. Myint, Dr. Langermann, and Dr. Mayer were each eligible to receive a target cash incentive payment of up to 50%, 40%, 40% and 40%, respectively, of their base salary based on the achievement of certain corporate objectives. For 2024, Dr. Myint ceased to be eligible to receive a 2024 cash incentive payment as he was no longer employed by the Company at the time of the bonus payments.
For 2024, our compensation committee established approved corporate performance goals and weightings in each of the following categories for purposes of determining the 2024 cash incentive payments: pre-clinical and clinical program progress for NC410 and LNCB74 60%, other program progress 5%, business development and financial targets 25%, and human resources 10%. Our compensation committee reviewed performance for 2024 and determined that the Company had achieved 100% of its program progress goals for NC410, LNCB74 and other programs, 25% of its goals for business development and financial targets, and 100% of its human resources goals. Based on this level of achievement of the various approved 2024 corporate performance goals, the compensation committee determined to make these incentive payments at 81.25% of target, resulting in payments to Mr. Richman, Dr. Langermann, and Dr. Mayer of 40.6%, 32.5%, and 32.5% of their base salaries, respectively. Please see the “Non-Equity Incentive Plan Compensation” column in the 2024 Summary Compensation Table for the annual cash incentives received by the NEOs with respect to 2024.
Equity Awards
Although we do not have a formal policy with respect to the grant of equity incentive awards to our NEOs, we believe that equity grants provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our NEOs and our stockholders. Our compensation committee is generally responsible for approving NEO equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our NEOs generally are awarded an initial new hire grant upon commencement of employment. NEOs also generally are eligible to receive additional equity grants in connection with their annual compensation review, and additional grants may occur at other times to specifically incentivize executives with respect to achieving certain goals or to reward NEOs for exceptional performance. In January 2024, the Board granted to Mr. Richman, Dr. Myint, Dr. Langermann, and Dr. Mayer options to purchase 305,500, 117,375, 117,375, and 117,375 shares of our common stock, respectively. These options vest 25% on the first anniversary of the grant date and in 36 monthly installments thereafter, subject to the NEO’s continued service through the applicable vesting date.
In conjunction with our strategic reprioritization of our pipeline announced in March 2024, the Board elected to make additional equity grants to our NEOs, including grants to Mr. Richman, Dr. Myint, Dr. Langermann, and Dr. Mayer of options to purchase 244,400, 93,900, 93,900, and 93,900 shares of our common stock, respectively. These options vest 100% on the first anniversary of the grant date, subject to the NEO’s continued service through the applicable vesting date.
401(k) Plan
We maintain a qualified 401(k) savings plan which allows participants to defer up to the lesser of the statutory maximum or 100% of eligible compensation on a pre-tax basis. The Company provides matching contributions of up to 3% of employee contributions to the plan. Participants are always vested in their contributions and the Company matching contributions to the plan.
Employment Agreements and Potential Payments Upon Termination or Change in Control

We entered into employment agreements with Michael Richman, our President and Chief Executive Officer, Solomon Langermann, Ph.D., our Chief Scientific Officer, and Timothy Mayer, Ph.D., our Chief Operating Officer in July 2020. Prior to his departure, Dr. Myint was subject to an employment agreement that was entered into in May 2021. Pursuant to the respective employment agreement, each such executive (i) is entitled to an annual base salary, (ii) is eligible to receive an annual bonus determined from a target percentage of the executive’s base salary, and (iii) receives health insurance benefits and other benefits, each as may be adjusted as approved by our Board. Details regarding Mr. Richman’s, Dr. Myint’s, Dr. Langermann’s, and Dr. Mayer’s respective annual base salaries are reflected in the “2024 Summary Compensation Table” and target bonus percentages are provided above in the section “Elements of NEO Compensation.”
In the event either Mr. Richman’s, Dr. Langermann’s, or Dr. Mayer’s employment with us is terminated by us for any reason other than Cause (as defined in the employment agreements) or by the NEO for Good Reason (as defined in the employment agreements), then the executive will be entitled to: (i) any unpaid salary for services rendered prior to the date of termination of employment; (ii) any earned but unpaid annual bonus for any fiscal year prior to the year in which termination of employment occurs; (iii) reimbursement of any unreimbursed business expenses; (iv) accrued but unused vacation (if applicable); (v) any other payments, benefits, or fringe benefits to which the executive is entitled under the terms of any applicable compensation arrangement or benefit, equity, program, or grant; (vi) twelve months’ base salary in the case of Mr. Richman and nine months’ base salary in the cases of Dr. Langermann and Dr. Mayer (increased to eighteen in the case of Mr. Richman and twelve in the case of Dr. Langermann and Dr. Mayer if such termination occurs within three months prior to or twelve months following a “Change in Control” (as defined in the employment agreements)), subject to certain conditions and terms set forth in the employment agreement, including the execution of a release of claims; and (vii) health insurance coverage until the earlier of (a) twelve months in the case of Mr. Richman, or nine months in the cases of Dr. Langermann and Dr. Mayer following the effective termination date (increased to 18 months, in the case of Mr. Richman, and 12 months, in the case of Dr. Langermann, and Dr. Mayer if such termination occurs within three months prior to or 12 months following a Change in Control) or (b) the date upon which the NEO commences full-time employment. Our current policy is not to accrue vacation time.
If an NEO’s employment with us is terminated as a result of his death or “Disability” (as defined in the 2019 Plan), such NEO will be credited with an additional 12 months of service from the date of such termination for purposes of vesting in the shares subject to his outstanding options. In addition, options granted pursuant to the 2019 Plan will fully vest (i) at least 15 days prior to the scheduled consummation of a “Change in Control” (as defined in the 2019 Plan) in which outstanding awards under the 2019 Plan are not assumed, continued or substituted for, and (ii) upon the termination of the holder’s employment by us without “Cause” (as defined in the 2019 Plan) within 12 months following the consummation of a Change in Control in which awards under the 2019 Plan were assumed, continued or substituted for replacement awards.
In June 2024, we announced Dr. Myint’s retirement from his position as the Chief Medical Officer of the Company, with the Company and Dr. Myint mutually agreeing to a separation date of July 1, 2024. In addition to the agreed separation date and in exchange for a release of claims in favor of the Company, the Company and Dr. Myint agreed that the Company would pay Dr. Myint benefits consisting of continued salary and healthcare benefits through March 31, 2025. These benefits were consistent with his severance entitlement for a termination without Cause under his May 2021 employment agreement with the Company.
On June 18, 2024, Dr. Myint and the Company entered into a Scientific Advisory and Consulting Agreement (the “Consulting Agreement”), effective as of July 2, 2024. Pursuant to the Consulting Agreement, Dr. Myint, while no longer a Company employee, would provide consulting services relating to the Company’s ongoing clinical trials and serve on the Company’s Scientific Advisory Board. As compensation for these consulting services, Dr. Myint will continue to vest in his outstanding equity awards during the term of the Consulting Agreement and any unexpired stock options granted by Company that have vested or that may vest prior to the end of the term of the Consulting Agreement will continue to be exercisable for the longer of (a) the period set forth in the applicable agreement that granted such options during his employment, and (b) 90 days from the expiration of the term of the Consulting Agreement. The initial term of the Consulting Agreement continues through July 2, 2025, and automatically renews for successive one-year terms thereafter, though the Company may terminate the Consulting Agreement at any time with written notice to Dr. Myint, and Dr. Myint may terminate the Consulting Agreement with 60 days’ prior written notice to the Company.
2024 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2024:
	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Michael Richman	99,579	—	1.21	3/14/2027
	118,249	—	1.77	8/26/2028
	373,422	—	7.63	12/20/2028
	225,000	—	41.76	2/27/2030
	281,250	18,750	12.59	3/14/2031
	191,333	71,067	5.57	1/31/2032
	141,625	167,375	1.55	2/27/2033
	—	305,500	1.22	1/30/2034
	—	244,400(2)	2.23	3/28/2034
Han Myint, M.D., FACP	195,833	4,167(3)	12.09	1/12/2031
	75,541	28,059(3)	5.57	1/31/2032
	61,875	73,125(3)	1.55	2/27/2033
	—	117,375(3)	1.22	1/30/2034
	—	93,900(2)(3)	2.23	3/28/2034
Solomon Langermann, Ph.D.	24,894	—	0.48	8/31/2026
	24,894	—	1.21	3/14/2027
	24,894	—	1.77	8/26/2028
	87,131	—	7.63	12/20/2028
	78,200	—	41.76	2/27/2030
	93,750	6,250	12.59	3/14/2031
	85,604	31,796	5.57	1/31/2032
	61,875	73,125	1.55	2/27/2033
	—	117,375	1.22	1/30/2034
	—	93,900(2)	2.23	3/28/2034

	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Timothy Mayer, Ph.D.	43,565	—	0.48	8/31/2026
	31,118	—	1.21	3/14/2027
	24,894	—	1.77	8/26/2028
	78,418	—	7.63	12/20/2028
	78,200	—	41.76	2/27/2030
	93,750	6,250	12.59	3/14/2031
	95,666	35,534	5.57	1/31/2032
	61,875	73,125	1.55	2/27/2033
	—	117,375	1.22	1/30/2034
	—	93,900(2)	2.23	3/28/2034

(1)
Subject to exceptions explained in notes 2 and 3 detailed below, each of the option awards vest with respect to 25% of the shares one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary over the following three years, subject to the executive’s continuous service with us through the vesting date.

(2)
Subject to exceptions explained in note 3 detailed below, this option award vests 100% on the one-year anniversary of the date of grant, subject to the executive’s continuous service with us through the vesting date.

(3)
As described in the section “Employment Agreements and Potential Payments Upon Termination or Change in Control,” during the term of Dr. Myint’s Consulting Agreement with the Company, his option awards will continue to vest and remain exercisable for the longer of (a) the period set forth in the applicable agreement that granted such options, and (b) 90 days from the expiration or termination of the Consulting Agreement.

Pay Versus Performance Disclosure

As required by Item 402(v) of SEC Regulation S-K, the following table, footnotes and discussion provide “Pay versus Performance” regarding the relationship between executive compensation actually paid (“CAP”), as calculated under the applicable SEC rules, for the last two (2) fiscal years. As required by SEC rules, as it applies to smaller reporting companies, the table presented below discloses CAP for (i) our principal executive officer (“PEO”) and (ii) our NEOs other than the PEO (the “non-PEO NEOs”), on an average basis. The information provided below was not considered by our compensation committee in structuring or determining compensation for our NEOs.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) (000) ($)
2024	1,510,939	1,138,511	876,458	734,323	55	(55,654)
2023	1,044,627	885,071	689,758	619,815	81	(62,723)

(1)
For 2024, Michael Richman was our PEO and our non-PEO NEOs were Timothy Mayer, Han Myint and Solomon Langermann. For 2023, Michael Richman was our PEO and our non-PEO NEOs were Han Myint and Solomon Langermann.

(2)
Amounts shown for CAP are computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. These amounts reflect total compensation as reported in the Summary Compensation Table with certain adjustments as described below:

	PEO		Non PEO’s
	2023	2024	2023	2024
Calculation of Compensation “Actually Paid”
Summary compensation table total	1,044,627	1,510,939	689,758	876,458
Less grant date fair value of stock awards	(346,238)	(658,240)	(151,269)	(252,900)
Add year end fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	228,351	272,801	99,765	104,812
Change in fair value as of vesting date compared to prior year fair value for vested awards granted in prior years	7,271	75,831	3,413	33,450
Change in fair value as of fiscal year end compared to prior year end fair value for unvested and outstanding awards granted in prior fiscal year	(48,940)	(62,820)	(21,852)	(27,497)
Compensation “Actually Paid”	885,071	1,138,511	619,815	734,323

(3)
CAP reflects the exclusions and inclusions of equity awards for the PEO and the non-PEO NEOs as set forth above and calculated in accordance with FASB ASC Topic 718 as of the applicable measurement date. The valuation methodologies and assumptions used to calculate CAP are based on the same valuation and assumptions used for financial reporting purposes to calculate the grant date fair value of these awards, as disclosed in the Company’s audited financial statements for the years reflected in the table above.

(4)
Total Shareholder Return shown in this table assumes $100 was invested for the period starting December 31, 2022 through December 31 of the applicable fiscal year in the Company’s common stock as traded under ticker NXTC on Nasdaq. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.

Pay Versus Performance Relationship Descriptions
In accordance with Item 402(v) of Regulation S-K, we are providing graphic descriptions of the relationship between CAP to our PEO, the average of CAP to our non-PEO NEOs, and the Company’s cumulative total shareholder return (“TSR”) and Net Income over the two-year period from 2023 through 2024, each as set forth in the table above.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The compensation committee and senior management monitor the Company’s equity grant practices to evaluate whether such practices comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the compensation committee’s practice is to approve them at its fourth quarter meeting of the prior year as part of the annual compensation review. Our Board then reviews (and approves in the case of Mr. Richman) the annual equity grants to NEOs as part of its regular first quarter meeting. Because the Board’s and the compensation committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the compensation committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions or to incentivize key business priorities. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.
During 2024, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plan.
	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)(2))
Equity Compensation plans approved by security holders	8,856,523	6.99	2,091,755
Equity Compensation plans not approved by security holders	—	—	—
Total	8,856,523	6.99	2,091,755

(1)
Consists of 8,856,523 shares issuable pursuant to outstanding stock options under our NextCure, Inc. 2015 Omnibus Incentive Plan and our 2019 Plan.

(2)
Includes 824,772 shares available for issuance under our Employee Stock Purchase Plan (“ESPP”). The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.

PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, our Board is providing stockholders with a vote to approve, on an advisory basis, the frequency with which they believe a non-binding advisory vote regarding the compensation of our named executive officers, or Say-on-Pay vote, should occur. Stockholders may indicate whether they prefer we hold a say-on-pay vote every one year, every two years, or every three years, or they may abstain. This non-binding advisory vote is commonly known as a “say-on-frequency” vote.
Our Board has determined that the Company should hold a say-on-pay vote every year. An annual say-on-pay vote will allow us to obtain stockholder input on our executive compensation program on a more consistent basis, which aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies, and practices. In addition, holding an annual say-on-pay vote provides the highest level of accountability and communication by enabling the say-on-pay vote to correspond with the most recent executive compensation information presented in our Proxy Statement for each annual stockholder meeting. Holding say-on-pay votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.
Stockholders have four voting choices with respect to this Proposal No. 4: one year, two years, three years or abstention from voting on this Proposal No. 4. For the reasons discussed above, our Board is asking our stockholders to vote for a “ONE YEAR” frequency when voting at the Annual Meeting.
This vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Board and the compensation committee will consider the voting results as appropriate when adopting a policy on the frequency of future Say-on-Pay votes. The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future say-on-pay votes. Nevertheless, the Board may decide that it is in the best interests of stockholders and the Company to hold say-on-pay votes more or less frequently than the option recommended by our stockholders. While our Board of Directors intends to carefully consider the stockholder vote resulting from this Proposal No. 4, the final vote will not be binding on us and is advisory in nature.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE IN FAVOR OF HOLDING THE NON-BINDING ADVISORY VOTE TO APPROVE THE EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

PROPOSAL NO. 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Overview
In this Proposal No. 5 (the “Reverse Stock Split Proposal”) our Board is asking the Company’s stockholders to approve an amendment (the “Amendment”) to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to combine the outstanding shares of our common stock into a lesser number of outstanding shares, commonly known as a “reverse stock split.” Our Board has deemed it advisable, has approved, and is hereby soliciting stockholder approval of, the Amendment to effect a reverse stock split at a ratio stated as a whole number of shares that would be combined into one share of our common stock (the “Split Ratio”) within the range of one-for-five (1:5) and one-for-fifteen (1:15) (the “Split Ratio Range”), in the form set forth in Appendix A to this Proxy Statement. This proposal, if approved, would not immediately or automatically cause a reverse stock split, but rather would grant discretionary authorization to our Board to effect a reverse stock split within the Split Ratio Range if and when determined by our Board.
This proposal, if approved, would grant the Board the sole discretion to (1) authorize a filing of the Amendment with the Secretary of State of Delaware at any time prior to the one year anniversary of the Annual Meeting, (2) select, in its discretion based upon Board’s evaluation as what would be the most advantageous to our Company and our stockholders, the exact Split Ratio to include in the Amendment from any ratio comprising whole numbers and falling within the Split Ratio Range, (3) select the timing of the filing of the Amendment based on the Board’s evaluation as to when such action will be the most advantageous to our Company and our stockholders, and (4) abandon the Amendment and the reverse stock split without further action by the stockholders if the Board determines that it is no longer in Company’s and our stockholders’ best interests to proceed with a reverse stock split.
If this proposal is approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing the Amendment with the Secretary of State of the State of Delaware. If and as filed, the Amendment would state the actual Split Ratio as selected by our Board. In fixing the Split Ratio, the Board may consider, among other things, factors such as: the continued listing requirements of the Nasdaq stock market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.
Except for any changes as a result of the treatment of fractional shares (as described below), immediately after the reverse stock split, each stockholder would hold the same percentage of outstanding common stock as such stockholder held immediately prior to the reverse stock split.
To approve the proposed Amendment, the number of votes cast for this proposal must exceed the number of votes cast against the proposal at the Annual Meeting.
Purpose and Background of the Reverse Stock Split
As previously disclosed, on January 31, 2025, Company received written notice (the “Nasdaq Notice”) from the Listing Qualifications Department of Nasdaq notifying us that the closing price of our common stock over the prior 30 consecutive business days had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on the Nasdaq stock market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until July 30, 2025, to regain compliance with the Minimum Bid Requirement (the “Grace Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days within the Grace Period.
If we do not achieve compliance with the Minimum Bid Requirement by the end of the Grace Period, we may be eligible for an additional 180 calendar day period to regain compliance. To qualify, however, we would be required to meet the continued listing requirement for the market value of our publicly held shares and all other Nasdaq initial listing standards, with the exception of the Minimum Bid Requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. However, if it appears to Nasdaq staff that we will not be able to cure the deficiency, or if we do not meet other Nasdaq listing standards, Nasdaq could provide notice that our common stock will be subject to delisting. In the event we receive notice that our common stock is being delisted, we would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.
The Board believes that a reverse stock split presently is our best means of ensuring compliance with the Minimum Bid Requirement for continued listing on the Nasdaq stock market. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this Minimum Bid Requirement for listing. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the Nasdaq stock market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.
In addition, we believe that the low per-share market price of our common stock may impair its marketability to, and acceptance by, certain institutional investors and other members of the investing public and create a negative impression of the Company. While decreasing the number of shares of our common stock outstanding theoretically should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community, in practice certain investors, brokerage firms and market makers can consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.
We hope that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.
There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.
If our stockholders do not approve the reverse stock split proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before July 30, 2025, we expect our common stock to be subject to a delisting action by the Nasdaq stock market. We believe the reverse stock split is the most likely way to assist the stock price in reaching and staying above the Minimum Bid Requirement of Nasdaq within this deadline, although effecting the reverse stock split cannot guarantee that we would be in compliance with the Minimum Bid Requirement for even the minimum ten-day trading period required by Nasdaq. Furthermore, the reverse stock split cannot guarantee we would be in compliance with other criteria required to maintain our listing with Nasdaq.
In evaluating whether to seek stockholder approval for the reverse stock split, our Board took into consideration negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Risks Associated with the Reverse Stock Split
We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•
the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq stock market;

•
we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq stock market;

•
the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•
the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks; or

•
the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.
In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of common stock that are available but unissued. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.
Principal Effects of the Reverse Stock Split on the Market for Our Common Stock
On April 23, 2025, the closing bid price for our common stock was $0.42 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Global Select Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq stock market.
Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares
If our stockholders approve the Amendment to effect a reverse stock split, and if our Board decides to effectuate such amendment, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock, in accordance with the Split Ratio ultimately selected by the Board. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately before the reverse stock split divided by the Split Ratio determined by our Board. The total number of authorized shares of capital stock as provided in our Amended and Restated Certificate of Incorporation would remain unchanged.
The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. As soon as practicable after the Amendment is filed, Equiniti Trust Company, LLC, our transfer agent, would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. These proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received. The payment amount would be paid to the stockholder in accordance with the procedures outlined below.
After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.
Principal Effects of the Reverse Stock Split on Outstanding Options
As of April 23, 2025, we had outstanding stock options to purchase an aggregate of 10,161,289 shares of our common stock with exercise prices ranging from $0.48 to $41.76 per share. Under the terms of the stock options, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split.
Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends
Since its founding, the Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.
Accounting Matters
The reverse stock split would not affect the par value of our common stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the Split Ratio while the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.
Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)
Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.
Registered “Book-Entry” Holders of Our Common Stock
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.
If such a stockholder is entitled to a payment in lieu of any fractional share interest, payment would be delivered to the stockholder as soon as practicable after the effective time of the reverse stock split. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.
No Dissenters’ Rights
Stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.
Material Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.
For purposes of this summary a “U.S. holder” is any of the following:
•
an individual who is or is treated as a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

A “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.”
This summary is for general informational purposes only and does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, financial institutions, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons whose “functional currency” is not the U.S. dollar or persons who acquired our common stock in connection with employment or the performance of services, (iii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iv) persons that do not hold our common stock as “capital assets” (generally, property held for investment). In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences).

This summary is based on the provisions of the U.S. Internal Revenue Code of 1986 (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split, potentially differing substantially from the consequences summarized below.
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level.
Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
U.S. Holders; Reporting and Withholding
It is intended that the reverse stock split should constitute a recapitalization for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a “recapitalization” for U.S. federal income tax purposes, then except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, a U.S. holder’s aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and a U.S. holder’s holding period for the common stock received should include the holding period for the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the reverse stock split to shares of common stock received pursuant to the reverse stock split. U.S. holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally should be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally should recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally should constitute capital gain or loss and should be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.
Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. Holders; Reporting and Withholding
Generally, non-U.S. holders should not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss should not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.
In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
Registered “Book-Entry” Holders of Common Stock
Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split Common Stock.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-reverse stock split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-reverse stock split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE APPROVAL OF GRANTING THE BOARD DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, IF AND WHEN DETERMINED BY OUR BOARD

PROPOSAL NO. 6: APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY
If at the Annual Meeting the number of shares of common stock present or represented and voting in favor of the Reverse Split Proposal is insufficient to approve the proposal, our management may move to adjourn the Annual Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Split Proposal. In that event, you will be asked to vote only upon this Proposal No. 6 (the “Adjournment Proposal”) and not on the Reverse Split Proposal.
In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Split Proposal, including the solicitation of proxies from stockholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Split Proposal have been received, we could adjourn the Annual Meeting without a vote on the Reverse Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Split Proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY.

OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information relating to the beneficial ownership of our common stock as of April 23, 2025, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our current directors (including director nominees up for re-election at the Annual Meeting);

•
each of our NEOs; and

•
all of our directors and NEOs as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 23, 2025 through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 28,050,191 shares of our common stock outstanding on April 23, 2025. Shares of our common stock that a person has the right to acquire within 60 days of April 23, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as set forth below, the address for each beneficial owner listed is c/o NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705.
Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Sofinnova Venture Partners IX, L.P.(1)	2,671,856	9.5%
Affinity LP(2)	2,302,598	8.2%
Pfizer, Inc.(3)	1,970,759	7.0%
Named Executive Officers and Directors:
Michael Richman(4)	2,271,286	7.6%
Anne Borgman, M.D.(5)	86,084	*
Ellen Feigal, M.D.(6)	86,084	*
John G. Houston, Ph.D.(7)	100,637	*
Elaine V. Jones, Ph. D.(8)	97,700	*
David Kabakoff, Ph.D.(9)	206,629	*
Stephen Webster(10)	97,700	*
Solomon Langermann, Ph.D.(11)	684,150	2.4%
Timothy Mayer, Ph.D.(12)	687,739	2.4%
Han Myint, M.D., FACP(13)	495,295	1.7%
All executive officers and directors as a group (13 persons)(14)	6,007,954	17.9%

*
Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based solely on a Schedule 13D/A filed by Sofinnova Venture Partners IX, L.P (“SVP IX”) and Sofinnova Management IX, L.L.C. (“SM IX”) on November 22, 2019. SM IX, the general partner of SVP IX, may be deemed to have sole voting and dispositive power with respect to, and Dr. James I. Healy, the managing member of SM IX, may be deemed to have shared power to vote and dispose of, the shares owned by SVP IX. The address for SVP IX and SM IX is c/o Sofinnova Investments, Inc., 3000 Sand Hill Rd., Bldg 4, Suite 250, Menlo Park, CA 94025.
(2)
Based solely on a Schedule 13G/A reporting beneficial ownership as of September 30, 2024, filed by Affinity Healthcare Fund, LP and Affinity Asset Advisors, LLC (collectively, “Affinity”) on November 13, 2024. Affinity has shared voting and dispositive power with respect to 2,302,598 shares. The address for Affinity is 767 Third Avenue, New York, NY 10017.

(3)
Based solely on a Schedule 13G filed by Pfizer Inc. and Pfizer Ventures (US) LLC on May 22, 2019 reporting ownership as of May 13, 2019 (the closing date of our initial public offering). Pfizer Inc. has sole voting and dispositive power with respect to 331,829 shares and shared voting and dispositive power with respect to 1,638,930 shares. Pfizer Inc. is a publicly traded company. The address for Pfizer Inc. is 235 East 42nd St., New York, NY 10017.

(4)
Includes 416,325 shares of common stock owned by Mr. Richman and 1,854,961 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(5)
Includes 86,084 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(6)
Includes 86,084 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(7)
Includes 100,637 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(8)
Includes 97,700 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(9)
Includes 62,237 shares of common stock owned by Dr. Kabakoff and 144,392 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(10)
Includes 97,700 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(11)
Includes 37,342 shares of common stock owned by Dr. Langermann and 646,808 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(12)
Includes 13,249 shares of common stock owned by Dr. Mayer and 674,490 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(13)
Dr. Myint is our former Chief Medical Officer whose options remain exercisable during the term of his current Consulting Agreement, and his beneficial ownership includes 495,295 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

(14)
Includes 5,448,351 shares of common stock issuable upon the exercise of stock options within 60 days of April 23, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions

We have a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. “Related person” is defined in Item 404 of Regulation S-K. Types of transactions covered by this policy include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
Related Person Transactions

Since January 1, 2023, we have not been (or agreed to be) a participant in any transactions covered by our related person transaction policy.

ADDITIONAL INFORMATION
Availability of Certain Information

A copy of the 2024 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The 2024 Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
We filed the 2024 Annual Report with the SEC on March 6, 2025. We will mail without charge, upon written request, a copy of the 2024 Annual Report, excluding exhibits. Please send a written request to Investor Relations, NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705.
Householding

Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of Proxy Materials, including the Notice, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of Proxy Materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.
If you hold your shares in “street name” and reside in a household that received only one copy of the Proxy Materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the Proxy Materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders (the “2026 Proxy Statement”). For a proposal to be considered for inclusion in the 2026 proxy statement, the stockholder must satisfy the requirements set forth in Rule 14a-8 and must be submitted in writing to our Corporate Secretary at NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705. Such proposal must be received by December 26, 2025.
Other Stockholder Proposals and Nominations for Next Year’s Annual Meeting

For stockholders who wish to present a proposal or nomination before our 2026 Annual Meeting of Stockholders, but do not intend to have their proposal included in the 2026 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2026 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between February 20, 2026 and March 22, 2026. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. In addition to satisfying the requirements of our bylaws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 21, 2026.
Forward-Looking Statements

Some of the statements contained in this Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the progress and results of clinical trials, development plans and upcoming milestones regarding our immunotherapies. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “should,” “due,” “estimate,” “expect,” “intend,” “hope,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “target,” “towards,” “forward,” “later,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or similar language.
Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others, those described under the heading “Risk Factors” in NextCure’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this Proxy Statement, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NEXTCURE, INC.
NextCure, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST:   The name of the Corporation is NextCure, Inc. The Corporation’s original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on September 3, 2015.
SECOND:   This Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation in the form set forth in the following resolution has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation:
RESOLVED:   The Third Amended and Restated Certificate of Incorporation is hereby amended to include a new Section 4.4 in Article 4 as follows:
4.4.   Reverse Stock Split.   Upon the filing and effectiveness of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, every [•](1) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time (as defined below) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock without increasing or decreasing the par value of any share (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the Common Stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.
THIRD:   All other provisions of the Third Amended and Restated Certificate of Incorporation remain in full force and effect.
FOURTH:   The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [DATE] (the “Effective Time”).

(1)
This amendment approves the combination of not less than five nor more than fifteen shares of the Corporation’s Common Stock into one share of the Corporation’s Common Stock, with the specific ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Board of Directors.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the authorized officer below on this      day of            .
NEXTCURE, INC.
By:

Name:
Michael Richman

Title:
President and Chief Executive Officer

A-2

SCAN TOVIEW MATERIALS & VOTENEXTCURE, INC.9000 VIRGINIA MANOR ROAD SUITE 200BELTSVILLE, MD 20705VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NXTC2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V73316-P30222KEEP THIS PORTION FOR YOUR RECORDSNEXTCURE, INC.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FOR each of the nominees listed in the following proposal:1. Election of three Class III Directors.Nominees:For Against Abstain1a. David Kabakoff, Ph.D. 1b. Michael Richman1c. Stephen W. Webster! ! !! ! !! ! !The Board of Directors recommends you vote FOR proposals 2, 3, 5 and 6 and 1 YEAR for proposal 4. For Against Abstain2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of NextCure, Inc. for the fiscal year ending ! ! !December 31, 2025.3. Approval, on an advisory basis, of the compensation paid by Company to its named executive officers. ! ! !1 Year 2 Years3 YearsAbstain4. Approval, on an advisory basis, of whether a vote on the compensation of our named executive officers should take place every one year, every two years or every three years.! ! ! !For Against Abstain5. Approval of an amendment to our Amended and Restated Certificate of Incorporation that would effect a reverse stock split if, when, and according ! ! !to a reverse stock split ratio as determined by our Board of Directors.6. Approval of one or more adjournments of the Annual Meeting to solicit additional proxies, if necessary. ! ! !NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 20, 2025:The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V73317-P30222NEXTCURE, INC.Annual Meeting of Stockholders June 20, 2025 at 3:30 PM ETThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoint(s) Michael Richman, Steven Cobourn and Timothy Mayer, or any of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, all of the shares of common stock of NEXTCURE, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of NEXTCURE, INC. to be held virtually over the internet at www.virtualshareholdermeeting.com/NXTC2025 at 3:30 PM ET on June 20, 2025, or any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are also authorized to vote upon such other business as may properly come before the meeting.Continued and to be signed on reverse side